                                  THE RESTATED

                            ARTICLES OF INCORPORATION
                                       OF
                        FORTIS BENEFITS INSURANCE COMPANY

     We, Robert B. Pollock and Katherine L. Greenzang, President and Secretary, respectively, of FORTIS BENEFITS INSURANCE COMPANY, a corporation organized and existing under the laws of the State of Minnesota, hereby certify that said Company through written consent of the sole stockholder executed on the 30th day of September, 2004, and acting pursuant to Section 490.1007 of the Iowa Business Corporation Act, restated its Articles of Incorporation as follows:

          RESTATED ARTICLES OF INCORPORATION OF FORTIS BENEFITS INSURANCE COMPANY ADOPTED PURSUANT TO SECTION 490.1007 OF THE IOWA BUSINESS CORPORATION ACT, AND IN COMPLIANCE WITH SECTION 508.3 OF THE IOWA INSURANCE CODE:

                                   ARTICLE I.

     The name of the corporation shall be FORTIS BENEFITS INSURANCE COMPANY.

                                   ARTICLE II.

     The name of the business, objects, and purposes proposed to be transacted, promoted and carried on are:

          (1) To make contracts of life and endowment insurance, to grant, purchase or dispose of annuities or endowments of any kind; and, in such contracts, or in contracts supplemental thereto to provide for additional benefits in the event of death of the insured by accidental means, total and permanent disability of the insured, or specific dismemberment or disablement suffered by the insured.

          (2) To insure against loss or damage by the sickness, bodily injury, or death by accident of the insured or his dependents.

          (3) To make or effect reinsurance of any risks.

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          (4) In additional to all powers it shall have power to transact within and without the State of Iowa, any kinds or classes of insurance business which companies of its kind are now or may hereafter be permitted by law to transact, whether or not such kinds of classes of insurance are specifically enumerated elsewhere in these Articles of Incorporation or existing amendments thereto.

          (5) Any policy issued by the Company may cover any one or more of the risks it is authorized to insure.

          (6) The powers herein conferred upon the Company are in furtherance and not in limitation of the powers conferred by the statutes of the State of Iowa as from time to time in force and effect, and the Company shall have in addition to such authorized statutory powers as are in these Articles of Incorporation recited, all other powers and privileges conferred by the statutes of the State of Iowa now existing or hereinafter enacted.

                                  ARTICLE III.

     The address of the registered office and principal place of business of the Corporation in the State of Iowa is 729 Insurance Exchange Building, Des Moines, Iowa 50309, and the name of the registered agent at this address is Corporate Service Company.

                                   ARTICLE IV.

     The existence of this corporation shall be perpetual.

                                   ARTICLE V.

     The names and places of residence of each of the incorporators are as follows:

                  Name                      Place of Residence

                  R. B. Richardson          Helena, Montana


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                  A. B. Jackson             St. Paul, Minnesota
                  R. M. Hubbs               St. Paul, Minnesota

                                   ARTICLE VI.

     The management of the Company shall be vested in a Board of Directors. The number of Directors shall be not less than three (3) and shall be fixed by the Bylaws. Directors shall hold office until the annual meeting of the stockholders to be held on the first Wednesday after the first Tuesday in February, and until their successors shall have been elected and qualified. Subsequent Annual Meetings of the stockholders shall be held each year at such time and place within and without the State of Iowa as the Board of Directors shall determine.

                                  ARTICLE VII.

     The corporation shall have the authority to issue capital stock in the amount of five million dollars ($5,000,000.00) comprised of one million (1,000,000) shares of capital stock of the par value of five dollars ($5.00) per share, all of which shares shall be of one class and shall be designated as Common Stock.

                                  ARTICLE VIII.

     The highest amount of indebtedness and liability to which the corporation shall at any time be subject, exclusive of policy liabilities and other reserves, shall be One Hundred Million Dollars ($100,000,000).

                                   ARTICLE IV.

     The above and foregoing duly adopted Restated Articles of Incorporation supersede the original and all prior versions of the Articles of Incorporation and all amendments thereto.

                                  CERTIFICATION

We, Robert B. Pollock and Katherine L. Greenzang, President and Secretary, respectively, of Fortis Benefits Insurance Company, a corporation organized and existing under the laws of the State of Minnesota, hereby certify that by Written Statement of Consent of the sole stockholder executed on September 30, 2004, the stockholder adopted a Resolution to Restate the Articles of Incorporation of said Company as herein above indicated with the vote of the stockholder being as follows:

We, Robert B. Pollock and Katherine L. Greenzang, President and Secretary, respectively of Fortis Benefits Insurance Company, do hereby certify that the foregoing Restated Articles of Incorporation are a true and correct copy of the Restated Articles of Incorporation as of this 30th day of September, 2004.

                                       Fortis Benefits Insurance Company
(Corporate Seal)
                                       By: /s/ Robert B. Pollock
                                               ---------------------------------
                                               Robert B. Pollock, President
                                               Fortis Benefits Insurance Company

                                                                  Dated: 9/29/04
                                                                         -------

                                       By: /s/ Katherine L. Greenzang
                                               ---------------------------------
                                               Katherine L. Greenzang, Secretary
                                               Fortis Benefits Insurance Company

                                                                  Dated: 9/29/04
                                                                         -------

                                  VERIFICATION
     STATE OF New York     )
                                    ) ss.
     COUNTY OF New York    )

     On September 29, 2004, before me, Lisa Richter, a Notary Public, personally appeared Robert Pollock and Katherine Greenzang, personally known to me to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacity, and that by their signatures on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                                           /s/ Lisa P. Richter
                                               ---------------------------------
                                               (this area for official notarial
                                               seal)

----------------------------------
         LISA P. RICHTER
Notary Public - State of New York
         No. 01RI6006763
   Qualified in Kings County
  My Commission Expires 5-4-06
----------------------------------

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                             CERTIFICATE OF APPROVAL
                                ATTORNEY GENERAL

Pursuant to provisions of the Iowa Code, the undersigned approves the Restated Articles of Incorporation of FORTIS BENEFITS INSURANCE COMPANY (effective October 1, 2004) and finds them in conformance with the laws and Constitution of the State of Iowa.

                                               THOMAS J. MILLER
                                               Attorney General of Iowa

10-1-04                                    /s/ Jeanie Kunkle Vaudt
---------                                      ---------------------------------
Date                                       By: JEANIE KUNKLE VAUDT
                                               Assistant Attorney General



                             CERTIFICATE OF APPROVAL
                            COMMISSIONER OF INSURANCE

Pursuant to provisions of the Iowa Code, the undersigned approves the Restated Articles of Incorporation of FORTIS BENEFITS INSURANCE COMPANY (effective October 1, 2004).

                                               THERESE M. VAUGHAN
                                               Commissioner of Insurance

10-1-04                                    /s/ James N. Armstrong
---------                                  -------------------------------------
Date                                       By: JAMES N. ARMSTRONG
                                               Deputy Commissioner of Insurance



                                                                    Filed
                                                                    IOWA
                                                             SECRETARY OF STATE
                                                                  10-1-2004
                                                                   3:00 PM
                                                                   W403410
                                                                  [Barcode]